Exhibit 99.2

Code Chain New Continent Limited Announces Withdrawal of Proposed Public Offering

NEW YORK, December 13, 2021 -- Code Chain New Continent Limited (the “Company,” or “Code Chain” or “We”) (NASDAQ: CCNC), a vertically integrated cryptocurrency miner has determined that given the market conditions it is not in the best interest of the Company and its shareholders to raise equity capital at this time and intends to withdraw its previously announced underwritten public offering of common stock and warrants.

About Code Chain New Continent Limited

Code Chain New Continent Limited engages in the research, design, and development of electronic tokens that combine the five-W elements (when, where, who, why, what), geographic location via the Beidou satellite system, and identity information using Code Chain technology. The electronic tokens are unique, tradable, and inheritable digital assets and cannot be tampered with. The electronic tokens are based on and stored in the Code Chain system and can be used to monitor and document all kinds of consumer behaviors that involve code-scanning. The Company has recently diversified its business into the mining of digital currency and is committed to becoming a vertically integrated cryptocurrency miner.

Safe Harbor Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. These forward-looking statements may include, but are not limited to, statements containing words such as “may,” “could,” “would,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “expects,” “intends”, “future” and “guidance” or similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to change at any time. These forward-looking statements are based upon management’s current expectations and are subject to a number of risks, uncertainties and contingencies, many of which are beyond the Company’s control that may cause actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. The Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including those described under the heading “Risk Factors” in the Company’s public filings with the Securities and Exchange Commission, including the Company’s annual report on 10-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable law.

Investor Contact:

Code Chain New Continent Limited

alexander@usccnc.com